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                                                           EXHIBIT 10.34

                                                               Loan No.: 1910106


H        HELLER FINANCIAL


                                 FIRST AMENDMENT
                                       TO
                               SECURITY AGREEMENT


1. Parties and Date. This First Amendment to Security Agreement (the "Amendment") is entered into effective as of December 18, 1999, by and between AG Associates, Inc., a California corporation ("Debtor"), and Heller Financial, Inc., a Delaware corporation ("Secured Party"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Security Agreement described below.

2. Defaults. Events of Default described in clause (j) of Section 4 of the Security Agreement have occurred and cannot be cured.

         Intention of the Parties . Debtor has requested that the Security Agreement be amended and that Secured Party waive from exercising any rights or remedies it may have as a result of the Events of Default described in Section 2 above. Secured Party is willing to amend the Security Agreement as debtor has requested and to waive from exercising those rights and remedies on the terms and conditions set forth in this Agreement.

4. Amendment to Security Agreement. Debtor and Secured Party hereby agree to amend the Security Agreement as follows:

     4.1 The Exhibit A referenced in clause (j) of Section 4 of the Security Agreement is hereby deleted therefrom and shall no longer have any force or effect and in place thereof the attached Exhibit A-2 shall be and hereby is added.

     4.2 Section 2 of the Security Agreement shall be and hereby is amended such that the following clause is included.

     (w) Year 2000 Compliance. Debtor has made an assessment of the microchip and computer-based systems and the software used in its business and based upon such assessment believes that it will be "Year 2000 Compliant" by January 1, 2000. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, Debtor we able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of Secured Party, Debtor shall provide to Secured Party such updated information as is requested regarding the status of its efforts to become Year 2000 Compliant.




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5. Waiver of Default. Secured Party agrees to forbear from exercising and hereby waives any rights and ren dies it may have arising solely as a direct result of the occurrence of the Event of Default described in Section 2 above.

6. Acknowledgments. Ratifications and Reaffirmations; by Debtor. Debtor hereby acknowledges, ratifies and reaffirms that (i) no Event of Default or other event or circumstance which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred or exists, (ii) Debtor has no defense, offset, objection, or counterclaim to any of Debtor's obligations under the Note, Security Agreement or other Loan Documents (as defined in the Security Agreement), and (iii) the Note. Security Agreement (as amended by this Amendment) and other Loan Documents are in full force and effect as of the date hereof and are legal, valid, binding, and fully enforceable obligations against Debtor in accordance with their respective terms.

7. Fee. In consideration for Secured Party entering into this Amendment, Debtor shall promptly pay to Secured Party the amount of Two Thousand One Hundred Eighty-Six and 25/100 Dollars ($2,186.25). Secured Party's receipt of the foregoing payment shall be a condition precedent that must be satisfied before this Amendment shall become binding in any way on Secured Party.

8. Effectiveness of Loan Judgements. Except as expressly amended by this Amendment, all terms of the Security Agreement, as well as the Note and all of the other Loan Documents, shall remain in full force and effect. To the extent any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the amended Loan Documents, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended hereby. In connection herewith, Debtor shall execute such amendments to the other Loan Documents or re-execute such of the other Loan Documents as Secured Party shall request.

9. No Waiver of Remedies. Except as specifically provided herein, Secured Party expressly reserves any and all rights and remedies at any time available to it in connection with the Loan, whether arising under the Note, Security Agreement and/or any of the other Loan Documents, at law, in equity or otherwise. No failure to exercise, or delay by Secured Party in exercising, any right, remedy, power or privilege under or in connection with the Note, Security Agreement and/or any of the other Loan Documents shall preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege at any time, and all such rights, remedies, powers and privileges shall be cumulative and not exclusive of one another.

10. Enforcement. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. AT SECURED PARTIES ELECTION AND WITHOUT LIMITING SECURED PARTY'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, DEBTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL)




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HAVING STATUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF
PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF DEBTOR, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING TBEREOF.

11. Entire Agreement. The parties acknowledge and agree that there are no other agreements or representations, either oral or written, "press or implied, in connection with the Loan that are not embodied in this Amendment, the Note, the Security Agreement and the other Loan Documents, which together represent a complete integration of all prior and contemporaneous agreements and understandings of Debtor and Secured Party in any way related to the Loan. The Security Agreement (as amended by this Amendment) may not be altered, modified or terminated in any manner except by a writing duly executed by Debtor and Secured Party. If any provision of the Security Agreement (as amended by this Amendment) is held to be invalid or unenforceable, the remaining provisions shall remain in effect without impairment.

12. Binding on Successors. Debtor shall not assign any of its rights, duties or obligations under the Note, the Security Agreement (as amended by this Amendment) or any of the other Loan Documents and any purported such assignment shall be void. Secured Party may transfer or assign the Note or the Indebtedness (as defined in the Security Agreement) and the other Loan Documents, either together or separately, in accordance with the Security Agreement. Without in any way limiting the foregoing, the Note, Security Agreement (as amended by this Amendment) and other Loan Documents shall be binding upon the successors and legal representatives of Debtor.

IN WITNESS WHEREOF, Debtor and Secured Party have each executed this Amendment to be effective as of the day and year first above written.

"DEBTOR"

AG Associates, Inc., a
California corporation

By:
Name:
Title:

"SECURED PARTY"

Heller Financial, Inc., a Delaware corporation

By:
Name:
Title:



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                                   EXHIBIT A-2

                                       TO

                               SECURITY AGREEMENT

                         (ADDITIONAL EVENTS OF DEFAULT)



         The following shall each constitute an Event of Default under the Security Agreement between Secured Party and Debtor, and upon its occurrence, Secured Party shall have the right to exercise any one or more of the remedies provided the Security Agreement:

(i) If, as of the end of any fiscal quarter, Borrower has Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA" as determined in accordance with GAAP) of less than Nine Hundred Thousand Dollars ($900,000) per quarter, commencing with the quarter ending on March 31, 1999; and

(ii) If, as of the end of any fiscal quarter, Borrower has a consolidated net worth of less than Fifteen Million Dollars ($15,000,000), where consolidated net worth means the stockholders equity of Borrower determined in accordance with GAAP.

AG ASSOCIATES, INC.

By:
Name:
Date:




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